UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2019

SPECTRUM GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53461	26-0592672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crown Oak Centre

Longwood, Florida 32750

(Address of Principal Executive Offices)

(407) 512-9102

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SGSI	OTCQB

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2019, Spectrum Global Solutions, Inc. (the “Company”) and WaveTech GmbH (“WaveTech”), a German corporation, entered into Amendment Number 1 (the “Amendment”) to the Share Purchase Agreement (the “Purchase Agreement”) entered into by the Company and WaveTech on July 15, 2019, and previously disclosed in a Current Report on Form 8-K, filed by the Company on July 18, 2019.

On November 14, 2019, the Company and WaveTech closed the transaction contemplated by the Purchase Agreement (the “Transaction”). The closing of the Transaction involved the merger of WaveTech into the Company through a sale and exchange of shares and cash. Pursuant to the Purchase Agreement, in exchange for shares of Series C Preferred Stock of the Company, at this closing the Company acquired sixty percent (60%) of the issued and outstanding shares of WaveTech. The Company also received $1.325 million in cash. The Purchase Agreement also contains certain termination rights for both the Company and WaveTech in the event the Company has not acquired ninety percent (90%) of the issued and outstanding shares of WaveTech by March 31, 2020.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the Company’s press release announcing the closing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately upon the closing of the Transaction, the Board of Directors (the “Board”) of the Company has appointed Silas Poel as the Chief Operating Officer of the Company. The Board also has agreed to appoint Dag Viland and Silas Poel as directors to fill vacancies on the Board, effective immediately upon the closing of the Transaction. Mr. Viland and Mr. Poel’s bios appear below:

Dag Viland - Director

Mr. Valand is the CEO and co-founder of WaveTech.  He established the company together with PhD Ove T. Aanensen in 2003 and has since then served as its CEO.  Mr. Valand is a civil engineer with over 25 years of international experience in the battery industry, and was one of the first to introduce battery pulsing to the European market. He has been part of several businesses that have proved successful in the market, and also made his mark as founder and director of several businesses, from trade companies to establishing sales companies becoming a market leader in its segment in the country.

Silas Poel - Director, Chief Operating Officer

Mr. Poel is COO of WaveTech. Mr. Poel’s background is in taxation and business administration and he is a Certified IFRS Accountant. Mr. Poel holds a Bachelor (CCI) in Accounting. Mr. Poel has a broad international background in the “clean-tech” arena and is a specialist in establishing and developing companies. He co-founded a private investment office for Asian and European families and managed both the office and investor relations. Mr. Poel also worked as Executive Consultant for a Munich-based Investment Office and supported a Switzerland-based Private Equity Fund as an industry expert. Prior to that, he worked as the Investment Manager in a venture capital arm of a Munich-based investment firm where he built their investment portfolio with a strong focus on energy and water and was responsible for the growth of the companies it contained.

There are no family relationships between Dag Viland, Silas Poel and any director or other executive officer of the Company nor are there any transactions between Dag Viland, Silas Poel or any member of their immediate families and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. Further, there is no arrangement or understanding between Dag Viland, Silas Poel and any other persons or entities pursuant to which Dag Viland and Silas Poel were appointed as directors of the Company.

Item 8.01 Other Events.

On November 18, 2019, the Company issued a press release announcing the Transaction, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment Number 1 to Share Purchase Agreement, dated as of November 14, 2019, by and among Spectrum Global Solutions, Inc. and WaveTech GmbH.

10.2	Employment Agreement between Spectrum Global Solutions, Inc. and Silas Poel.

99.1	Press Release, dated as of November 18, 2019, issued by Spectrum Global Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2019

SPECTRUM GLOBAL SOLUTIONS, INC.

By:	/s/ Roger Ponder
Name:	Roger Ponder
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number 1 to Share Purchase Agreement, dated as of November 14, 2019, by and among Spectrum Global Solutions, Inc. and WaveTech GmbH.

10.2	Employment Agreement between Spectrum Global Solutions, Inc. and Silas Poel.

99.1	Press Release, dated as of November 18, 2019, issued by Spectrum Global Solutions, Inc.

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